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                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2000, except for Note 9, as to which the date is April 3, 2000, included in the Proxy Statement of BlueStar Communications Group, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Covad Communications Group, Inc. for the registration of 13,000,000 shares of its common stock.

                                   By: /s/ Ernst & Young LLP
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                                       ERNST & YOUNG LLP



San Jose, California
August 22, 2000